UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 7, 2005
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2005, Cincinnati Financial Corporation entered into a contract with Messer Construction Co. for design-build services in connection with the previously announced headquarters expansion project, which includes design and construction of a three-story underground garage and a seven-story office building along with campus site improvements at Cincinnati Financial Corporation's headquarters.  This is a cost-plus contract. Because the final project design has not been determined, the actual cost is not yet finalized. However, management expects the total cost will be approximately $100 million. Construction will begin in the first quarter of 2005 with completion estimated by September 2008.  Other than this agreement, there is no material relationship between Cincinnati Financial Corporation and Messer Construction Co.

In accordance with general instruction B.2 of Form 8-K, the information furnished in this report is furnished pursuant to Item 1.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: January  12 , 2005

By   /s/ Kenneth W. Stecher

Kenneth W. Stecher

Chief Financial Officer, Senior Vice President, Secretary and Treasurer

(Principal Accounting Officer)